Exhibit 4.7

GATEWAY CASINOS & ENTERTAINMENT LIMITED

as Issuer

And

The Guarantors party hereto

8.250% Second Priority Senior Secured Notes due 2024

SUPPLEMENTAL INDENTURE

Dated as of March 13, 2018

Computershare Trust Company of Canada

as Canadian Trustee

Computershare Trust Company, N.A.

as US Trustee

Supplemental Indenture, dated as of March 13, 2018 (this “Supplemental Indenture”), among Gateway Casinos & Entertainment Limited, a Canadian corporation (the “Issuer”), 0998282 B.C. Ltd., 1144803 B.C. Ltd., 1144808 B.C. Ltd., 1144809 B.C. Ltd., Gateway Casinos & Entertainment Ontario Limited and Playtime Gaming Group Inc., as Guarantors, Computershare Trust Company, N.A. (the “US Trustee”) and Computershare Trust Company of Canada (the “Canadian Trustee” and, together with the US Trustee, the “Trustees”).

W I T N E S E T H :

WHEREAS, the Issuer and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustees an indenture, dated as of February 22, 2017 (the “Indenture”), providing for the issuance of $255.0 million aggregate principal amount of the Issuer’s 8.250% Second Priority Senior Secured Notes due 2024 (the “Notes”);

WHEREAS, there is currently outstanding under the Indenture $255.0 million aggregate principal amount of the Notes;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustees may amend the Indenture with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class;

WHEREAS, holders of a majority in principal amount of the Notes have consented to entry into this Supplemental Indenture pursuant to consents delivered in accordance with the terms of the Indenture pursuant to that certain Consent Solicitation Statement, dated as of February 26, 2018, as amended by that certain Supplement to Consent Solicitation Statement, dated as of March 6, 2018 (together, the “Consent Solicitation Statement”); and

WHEREAS, all acts and proceedings required by law, the Indenture and the organizational documents of the Issuer to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with the terms of the Indenture, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustees mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendments.

(a) Section 1.01 of the Indenture is hereby amended by adding the following definitions in proper alphabetical order:

““2018 Special Dividend” means the one-time return of capital, dividend or other similar distribution of up to $100.0 million (less (x) any unused amounts available under the Cumulative Credit that have accrued through the end of the Reference Period ending December 31, 2017 and (y) any amounts available under

Section 4.04(b)(ix), in each case, that are available immediately prior to such distribution) to shareholders of the Issuer from the Net Proceeds of term loans under the Issuer’s Credit Agreement, as amended and restated in connection with the 2018 Transactions.

“2018 Transactions” means, collectively, the (i) the Specified Sale/Leaseback Transaction and the payment of the 2018 Special Dividend, (ii) solicitation of consents to enter into the First Supplemental Indenture and the use of proceeds described in the consent solicitation statement in connection therewith and (iii) amendment and restatement of the Issuer’s existing Credit Agreement on the terms described in the consent solicitation statement referred to in clause (ii) above.

“First Supplemental Indenture” means that certain supplemental indenture, dated as of March 13, 2018, among the Issuer and the Trustees, supplementing the terms of this Indenture.

“Specified Sale/Leaseback Transaction” means the Sale/Leaseback Transaction with respect to the Grand Villa Casino located in Burnaby, British Columbia, the Starlight Casino located in New Westminster, British Columbia and the Cascades Casino located in Langley, British Columbia pursuant to the Specified Sale/Leaseback Transaction Agreement.

“Specified Sale/Leaseback Transaction Agreement” means that certain Agreement of Purchase and Sale, dated as of December 15, 2017, between the Issuer and Mesirow Realty Sale-Leaseback, Inc., as amended by that certain First Amendment to Agreement of Purchase and Sale, dated as of January 29, 2018, as amended further by that certain Second Amendment to Agreement of Purchase and Sale, dated as of February 23, 2018, relating to the sale and leaseback by the Issuer of the real estate properties on which the Grand Villa Casino Burnaby, Starlight Casino New Westminster and Cascades Casino Langley are located.”

(b) Clauses (xix) and (xx) of Section 4.04(b) of the Indenture are hereby amended and restated as follows:

“(xix) the payment of the Special Dividend within 60 days of the Issue Date;

(xx) so long as no Default or Event of Default shall have occurred and be continuing at the time of declaration thereof, the Issuer and its Restricted Subsidiaries may make additional Restricted Payments so long as, after giving effect to such Restricted Payments on a pro forma basis, the Total Leverage Ratio is not greater than 3.75 to 1.00; and”

(c) Section 4.04(b) of the Indenture is hereby amended by adding a new clause (xxi) as follows:

“(xxi) the payment of the 2018 Special Dividend within 90 days from the date of the First Supplemental Indenture; provided that neither the Issuer nor any of its Restricted Subsidiaries, directly or indirectly, shall have made any Restricted Payments in reliance on Section 4.04(a) or Section 4.04(b)(ix) hereof from February 26, 2018 until the time of the 2018 Special Dividend;”

3. Effectiveness. This Supplemental Indenture shall be effective and operative as of the date first set forth above upon the consummation of the Credit Agreement Refinancing Transactions (as defined in the Consent Solicitation Statement) and the payment of the Consent Payment (as defined in the Consent Solicitation Statement) to the Paying Agent (as defined in the Consent Solicitation Statement) on behalf of the consenting Holders as set forth in the Consent Solicitation Statement.

4. Continuing Effect of Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustees. Each of the rights, privileges and protections of the Trustees set forth in the Indenture is hereby incorporated by reference. Without limiting the foregoing, the Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture (including the consequences thereof) or, for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GATEWAY CASINOS & ENTERTAINMENT LIMITED

By:	/s/ Tony Santo
Name: Tony Santo
Title: Chief Executive Officer

By:	/s/ Gabriel de Alba
Name: Gabriel de Alba
Title: Executive Chairman

[Signature Page to Supplemental Indenture]

GUARANTORS:

0998282 B.C. LTD.

By:	/s/ Tony Santo
Name: Tony Santo
Title: Authorized Signatory

1144803 B.C. LTD.

By:	/s/ Tony Santo
Name: Tony Santo
Title: Authorized Signatory

1144808 B.C. LTD.

By:	/s/ Tony Santo
Name: Tony Santo
Title: Authorized Signatory

1144809 B.C. LTD.

By:	/s/ Tony Santo
Name: Tony Santo
Title: Authorized Signatory

[Signature Page to Supplemental Indenture]

GATEWAY CASINOS & ENTERTAINMENT ONTARIO LIMITED

By:	/s/ Tony Santo
Name: Tony Santo
Title: Authorized Signatory

PLAYTIME GAMING GROUP INC.

By:	/s/ Tony Santo
Name: Tony Santo
Title: Authorized Signatory

[Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity, but solely as US Trustee

By:	/s/ Michael A. Smith
Name: Michael A. Smith
Title: Trust Officer

COMPUTERSHARE TRUST COMPANY OF CANADA, not in its individual capacity, but solely as Canadian Trustee

By:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer

By:	/s/ Ann Pierce
Name: Ann Pierce
Title: Team Leader, Bond Administration

[Signature Page to Supplemental Indenture]